SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) – March 21, 2006
TRUE RELIGION APPAREL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California		90023

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (323) 266-3072
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Results of Operations and Financial Condition.
     On March 21, 2006, True Religion Apparel, Inc. (the “Company”) and Joseph C. Canouse (“Canouse”) entered into a Settlement Agreement and General Release that resolved all legal issues between Canouse and the Company related to a services agreement dated February 26, 2004. Under the settlement agreement, the Company agreed to pay Canouse $100,000 in cash and to issue to him 100,000 shares of the Company’s common stock (the “Shares”). Canouse agreed to dismiss his lawsuit against the Company and to release the Company from all claims arising out of or related to the circumstances that gave rise to the lawsuit. Canouse further agreed to be subject to a five-year standstill period during which he will not acquire or cause to be acquired any assets, businesses, securities, or rights of the Company, or options to acquire such rights, or take certain stockholder actions. In connection with the issuance of the Shares, the Company agreed to file as soon as reasonably practicable, but in no event later than thirty days from the date of the settlement agreement, a registration statement with the Securities and Exchange Commission for the registration of the resale of the Shares. The Company had previously taken a one-time, non-cash charge of $2.1 million in the fiscal fourth quarter of 2005 and had accrued $100,000 for the proposed legal settlement.
Item 7.01 Regulation FD Disclosure.
     On March 23, 2006, the Registrant issued a press release regarding a settlement agreement with Canouse. A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.

Exhibit 99.1

Press Release dated March 23, 2006 of the Registrant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: March 23, 2006	By:	/s/ Charles Lesser
	Name:	Charles Lesser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 23, 2006 of the Registrant.

EXHIBIT INDEX